Exhibit 23.3 - Consent of Buonanno & Connolly, CPA's,
               independent auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 6, 1996 and November 17, 1995 for Strathmore Bagels Franchise Corporation, in the Registration Statement and the related Prospectus of BAB Holdings, Inc. for the registration of 708,219 shares of its common stock.


                                BUONANNO & CONOLLY, CPA'S
December 15, 1997